Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3ASR of our report dated November 13, 2012, relating to the consolidated financial statements of Raptor Pharmaceutical Corp. and its subsidiaries for the year ended August 31, 2012 included in Raptor Pharmaceutical Corp.‘s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

March 30, 2015